UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 10, 2008

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 10, 2008, CPT Manager Limited (“CPT”), one of our indirect parents, received a letter from counsel to holders of certain of its indebtedness (the “CPT Noteholders”) alleging certain defaults thereunder.  If there were an event of default under such indebtedness, the existing extension agreements with the U.S. and Australian lenders would be terminated.  On January 14, 2008, CPT entered into an agreement with the CPT Noteholders agreeing that the CPT Noteholders would not seek to exercise any rights, to the extent they have any, until February 15, 2008.  In addition, CPT, Centro Properties Limited, Super LLC (our direct parent) and the Company received confirmation from the U.S. and Australian lenders that are party to their currently existing extension agreements that such agreements remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2008	CENTRO NP LLC

	By	/s/ Steven Siegel
Executive Vice President, General Counsel and Secretary